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                                                                  Exhibit 99.3


FOR IMMEDIATE RELEASE                                             PRESS RELEASE

September 25, 1995

Contact:       David V. Radlinski
               Chairman and CEO
               Medstone International, Inc.
               (714) 448-7700 Ext. 235



                    MEDSTONE APPOINTS NEW CORPORATE OFFICERS


      ALISO VIEJO, California, September 25, 1995 -- Medstone International, Inc. (NASDAQ:MEDS), formerly known as Cytocare, Inc. (NASDAQ:CYTI), announced today that Mr. Thomas Gardner has been appointed Executive Vice President of Sales and Marketing and Mr. Mark Selawski has been appointed Vice President of Finance, Chief Financial Officer and Corporate Secretary.

      Mr. Gardner had served President of Endocare, Inc. from January 1995 to July 1995. He also served as the President of the Company's Medical Biology Division from March 1993 to December 1994. Prior to that he had served as the Vice President of Sales since November 1984.

      Mr. Selawski served as the Company's Manager of Planning and Analysis since joining the Company in 1988. Prior to joining the Company he held several finance management positions with several high-tech manufacturing companies.

      Medstone's business is focused on therapies for urologic disease and serves urologists with renal lithotripsy products and procedures, and devices to treat urologic tumors.

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